Exhibit 99.1

TOP Financial Group Limited Establishes U.S. Headquarters and Restructures Board of Directors

HOUSTON, Texas, Oct. 14, 2026 (GLOBE NEWSWIRE) -- TOP Financial Group Limited (NASDAQ: TOP, “TOP” or the “Company”), a fast-growing online brokerage firm specializing in local and foreign equities, futures, and options products, today announced the establishment of its global headquarters in the United States. Concurrently, the Company has executed a strategic corporate restructuring of its Board of Directors and senior executive leadership team, as previously reported in its Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

Establishment of U.S. Headquarters

Following its announcement on September 4, 2026, the Company has established its primary corporate footprint and operational hub in Houston. TOP Financial Group Limited’s principal executive office is established at 4201 Main Street, Suite 200, Houston, Texas 77002. The relocation of the Company’s executive team to the United States is being implemented, and the Company’s local offices in other regions continue to operate. This relocation aligns the Company’s central governance directly with its expanding North American operational footprint, strategic financial initiatives, and localized market opportunities.

Board of Directors Restructuring and Executive Leadership Appointments

In tandem with the geographic transition, the Board of Directors has been restructured to better match its evolving international commercial directives. Under the guidance of the Nominating and Corporate Governance Committee, the total size of the Board has been increased from five to seven directors.

As part of this corporate refresh, Ms. Jennifer Hoi Ling Tam has been appointed as Co-Chief Executive Officer and Executive Director. In addition to Ms. Tam’s appointment, the corporate restructuring includes the strategic additions of Mr. Dean Huge as an Independent Director and Ms. Yuli Yan as an Executive Director. This corporate refresh brings a wealth of cross-border financial expertise and regulatory acumen to the Board, positioning the Board to lead the company’s next phase of global expansion.

Global Board Director Citizenship Allocation

Reflecting its ongoing transition from its historical regional roots toward a broader international structure, the geographic and citizenship composition of the Company’s 7-member Board of Directors has diversified significantly. The allocation of board director citizenships by region is as follows:

The North American region now has the largest collective presence on the Board, accounting for 85.7% of total representation. This allocation is led by the United States in the majority, alongside Canadian and Saint Kitts and Nevis citizenship, providing localized oversight, financial governance, and strategic market expansion leadership.

The Europe region, representing the United Kingdom, accounts for the remaining 14.3% of the Board’s composition. The UK citizen serves as one of the Company’s independent directors, supporting strong international regulatory alignment and corporate governance adherence.

“The integration of our global headquarters into the Houston ecosystem, combined with the appointment of the new directors, represents a monumental evolution for TOP,” stated the Chairwoman Ms. Junli Yang. “By expanding our board and optimizing our governance diversity across key North American and international jurisdictions, we are well positioned to capitalize on global liquidity while maximizing value for our stakeholders.”

About TOP Financial Group Limited

The Company, through its operating subsidiaries, provides diversified services including online brokerage platforms specializing in the trading of local and foreign equities, futures, and options products, assets and funds management services, trading solutions services, money lending services, trust services, investor relations and public relations services. In addition, the Company has also entered into artificial intelligence (AI) business segments.

The operating subsidiaries, Zhong Yang Securities Limited and Zhong Yang Capital Limited are licensed with the Securities and Futures Commission of Hong Kong (“HKSFC”) to carry out type 1 (dealing in securities), type 2 (dealing in futures contracts) regulated activities, and are licensed with the HKSFC to carry out type 4 (advising on securities), type 5 (advising on futures contracts), and type 9 (asset management) regulated activities in Hong Kong. TOP completed its acquisition of Australia licensed company TOP 500 Sec Pty Ltd. The subsidiary will be able to provide dealing services in derivatives and foreign exchange contracts, and financial product advice for derivatives, foreign exchange contracts, debentures, stocks or bonds. TOP established TOP Financial Pte Ltd under the laws of Singapore. The Singapore subsidiary acquired the CMS license from the Monetary Authority of Singapore (“MAS”) to carry out regulated activities in dealing in capital markets products. The operating subsidiary, WIN100 TECH Limited, is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. Winrich Finance Limited was formed under the laws of Hong Kong and is a licensed money lending company governed by the Money Lenders Ordinance. Winrich Trust Limited was formed under the laws of Hong Kong to provide trust services to clients. TOP also completed its acquisition of Zhong Yang Financial Services Limited formed under the laws of Hong Kong to provide investor relations and public relations services. The subsidiary has acquired the TCSP license registered with the Companies Registry of Hong Kong. For more information, please visit http://www.zyfgl.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and general market conditions, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and other filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Investor Relations:

ZYIR Limited

Ms. Choy Yuen Yin Clare, Director

IR Department

Email: IR@top500.com